UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: August 20, 2004
                                         ---------------


                          China Digital Wireless, Inc.
        (Exact name of small business issuer as specified in its charter)

                         Commission File Number: 0-12536
                                                 -------

        Nevada                                                  90-0093373
(State of incorporation)                                (IRS Employer ID Number)

                               429 Guangdong Road
                   Shanghai, People's Republic of China   200001
               (Address of principal executive offices) (Zip Code)

                                (86-21) 6336-8686
                         (Registrant's telephone number)


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Item 4 - Changes in Registrant's Certifying Accountant

Resignation of S. W. Hatfield, CPA's
------------------------------------

On July 8, 2004, China Digital Wireless, Inc. (the "Company") filed a Current Report on Form 8-K noting a change in control. By a letter dated July 9, 2004, the Company was notified that its auditors, S. W. Hatfield, CPA ("SWHCPA") of Dallas, Texas had resigned, effective that date as a result of the June 23, 2004 change in control transaction. The Company's Board of Directors has accepted the resignation of SWHCPA.

No  accountant's  report on the financial  statements for either of the past two
(2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years (ended December 31, 2003 and 2002) and from January 1, 2004 to the date of this Report, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's two most recent fiscal years (ended December 31, 2003 and 2002) and from January 1, 2004 to the date of this Report.

As a result of SWHCPA's resignation, the Company's Board of Directors appointed BDO Shanghai Zhonghua Certified Public Accountants of Shanghai, People's Republic of China as the Company's independent auditor.


Item 7 - Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.       Description
-----------       -----------

16.1              Letter regarding change in certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    China Digital Wireless, Inc.


Dated: August 16, 2004                                            /s/ Tai Caihua
       ---------------                              ----------------------------
                                                           Tai Caihua, President
                                                     and Chief Executive Officer